UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2012 (July 17, 2012)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 17, 2012, Newcastle Investment Corp., through its wholly owned subsidiaries (“Newcastle”), entered into agreements pursuant to which Newcastle acquired the right to purchase eight senior housing assets (the “AL Portfolio”) from the sellers named in the Amended and Restated Purchase Agreement, amended as of July 16, 2012. The AL Portfolio comprises more than 800 beds in senior living facilities located in California, Oregon, Utah, Arizona and Idaho.

On July 18, 2012, Newcastle completed the acquisition of the AL Portfolio for an aggregate purchase price of approximately $143 million plus related expenses. Newcastle funded the purchase price with an approximately $55 million equity investment and an approximately $88 million non-recourse credit facility with Fannie Mae. The financing currently has a weighted average interest rate of 3.45%, matures in seven years and is secured, among other things, by a first lien security interest in each of the properties comprising the AL Portfolio. Newcastle has retained an affiliate of its manager to manage the properties. Pursuant to a management agreement for each property, Newcastle will pay a fee equal to 6% of the properties’ gross income (as defined in each agreement) for the first two years and 7% thereafter (and will reimburse the manager for certain property-level expenses).

The foregoing summary of the agreements does not purport to be a complete description and is qualified in its entirety by the agreements themselves, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 and are incorporated herein by reference. In accordance with Instruction 2 to Item 601 of Regulation S-K, Newcastle is filing only one management agreement related to the AL Portfolio properties as Exhibit 10.10. The other management agreements are substantially identical in all material respects except as to the parties thereto.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Master Designation Agreement, dated as of July 17, 2012, among B Healthcare Properties LLC and the designees listed on the signature pages attached thereto.

10.2	Amended and Restated Purchase Agreement, dated as of February 27, 2012, by and among the Purchasers named therein, the Sellers named therein, the Former Sellers named therein and Walter C. Bowen.

10.3	Amendment No. 1 to the Amended and Restated Purchase Agreement, dated as of March 30, 2012, among the Purchasers named therein, the Sellers named therein, BDC/West Covina II, LLC and Walter C. Bowen.

10.4	Amendment No. 2 to the Amended and Restated Purchase Agreement, dated as of April 11, 2012, among the Purchasers named therein, the Sellers named therein and Walter C. Bowen.

10.5	Amendment No. 3 to the Amended and Restated Purchase Agreement, dated as of April 27, 2012, among the Purchasers named therein, the Sellers named therein and Walter C. Bowen.

10.6	Amendment No. 4 to the Amended and Restated Purchase Agreement, dated as of June 14, 2012, among the Purchasers named therein, the Sellers named therein and Walter C. Bowen.

10.7	Amendment No. 5 to the Amended and Restated Purchase Agreement, dated as of July 16, 2012, among the Purchasers named therein, the Sellers named therein and Walter C. Bowen.

10.8	Master Credit Facility Agreement, dated as of July 18, 2012, by and among the Borrowers named therein, Propco LLC, TRS LLC and Oak Grove Commercial Mortgage, LLC.

10.9	Assignment of Master Credit Facility Agreement and Other Loan Documents, dated as of July 18, 2012, from Oak Grove Commercial Mortgage, LLC to Fannie Mae.

10.10	Management Agreement, dated as of July 5, 2012, between Willow Park Management LLC and Willow Park Leasing LLC.

The following management agreements are being omitted in reliance on Instruction 2 to Item 601 of Regulation S-K, as discussed in Item 1.01 above:

Management Agreement, dated as of July 5, 2012, between Sun Oak Management LLC and Sun Oak Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Orchard Park Management LLC and Orchard Park Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Desert Flower Management LLC and Desert Flower Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Canyon Creek Property Management LLC and Canyon Creek Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Regent Court Management LLC and Regent Court Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Sunshine Villa Management LLC and Sunshine Villa Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Sheldon Park Management LLC and Sheldon Park Leasing LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: July 23, 2012

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